SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

                        Date of Report: November 16, 1998

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                            Colonial Industries, Inc.

                          formerly Impact Energy, Inc.

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Texas                                0-9562                           84-0818655
(Incorporation)                (Commission Number)                  (IRS Number)

2284 West Holcombe, Houston, Texas                                         77030
(Address of principal executive offices)                              (Zip Code)

          Telephone number:    (713) 526 8223

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                     Item 1. Change of Control of Registrant

     An understanding has been reached between the Registrant (formerly Impact Energy, Inc.) and Colonial Industries, Inc. wherein the Registrant has acquired Colonial Industries, Inc. As a result of this transaction, the majority shareholder of the Registrant, with 5,000,000 shares (76.84% of the issued and outstanding shares) is ACX Industries, Inc. The officers, directors and sole shareholders of ACX Industries, Inc. are Joseph Kane and Donald Jackson Wells, both being officers of the Registrant. This transaction effected a change of control of the Issuer, with no immediate change in Management. Complete and detailed disclosure of ownership and other information about ACX Industries, Inc. will be provided in the Issuer's next Annual Report on Form 10-KSB, to be filed for year ending December 31, 1998.

                  Item 2. Acquisition or Disposition of Assets

     An understanding has been reached between the Registrant (formerly Impact Energy, Inc.) and Colonial Industries, Inc. wherein the Registrant has acquired Colonial Industries, Inc. including all of its assets which consist of cash and subscriptions receivable. At the date of this report, the assets of the acquiree have not yet been audited. Audited statements will be provided in the Issuer's next Annual Report on Form 10-KSB, to be filed for year ending December 31, 1998.

                       Item 3. Bankruptcy or Receivership

                                      None.

              Item 4. Changes in Registrant's Certifying Accountant

                                      None.

                              Item 5. Other Events

     An understanding has been reached between the Registrant (formerly Impact Energy, Inc.) and Colonial Industries, Inc. wherein the Registrant has acquired Colonial Industries, Inc. and changed its name to Colonial Industries, Inc.

                    Item 6. Changes of Registrant's Directors

                                      None.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

November 16, 1998

                            Colonial Industries, Inc.

                          formerly Impact Energy, Inc.

                                       by

                             /s/ Stephen P. Trippel
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                               Stephen P. Trippel
                                 SPECIAL COUNSEL